                                                                     (LOGO)
                                                                MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use, in the Registration Statement of Environmental Strategies
& Technologies International, Inc. on Form S-8, of our Auditors' Report, dated
October 21, 2001, on the consolidated balance sheets of Environmental Strategies
& Technologies International, Inc. as at July 31, 2001 and 2000, and the related consolidated statements of operations and deficit , cash flows, and stockholders' equity for the years ended July 31, 2001, 2000 and 1999, which report is included in the Company's 2001 Annual Report on Form 10-KSB.

Vancouver, Canada                                        "Morgan & Company"
June 7, 2002                                             Chartered Accountants
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